Exhibit 3.1

DelawareThe First StatePage 1 6551776 8100Authentication: 203347725SR# 20232052812Date: 05-15-23You may verify this certificate online at corp.delaware.gov/authver.shtmlI, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AULT ALLIANCE, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF MAY, A.D. 2023, AT 2:17 O`CLOCK P.M.